UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  March 11, 2019

Southside Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Texas	0-12247	75-1848732
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 S. Beckham Avenue, Tyler, Texas	75701
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (903) 531-7111

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230-425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2019, Earl W. (Bill) Clawater, III, Senior Executive Vice President, Chief Credit Officer and advisory director of Southside Bank (the “Bank”), a subsidiary of Southside Bancshares, Inc. (the “Company”), notified the Company of his decision to retire, effective March 31, 2019. Mr. Clawater has been employed by the Bank in various commercial lending and credit management capacities since 2000, and as Executive Vice President and Chief Credit Officer since 2013.

On March 12, 2019, the Board of Directors of the Bank appointed T.L. Arnold, Jr. to serve as Senior Executive Vice President and Chief Credit Officer of the Bank.

Mr. Arnold, 55, has served as Executive Vice President and Senior Credit officer of Southside Bank since December 2014. He joined OmniAmerican Bank during 2008, serving as Senior Executive Vice President and Chief Credit Officer from 2008 until Southside acquired OmniAmerican in December 2014. From 2007 to 2008, he was a Senior Credit Officer at Marquette Financial Companies. From 2003 to 2007, Mr. Arnold was Executive Vice President/Portfolio Manager of Marquette Commercial Finance, Inc., Fort Worth, Texas, a specialized financial services provider. He has been employed in the banking and financial services industry for over 30 years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southside Bancshares, Inc.

Date: March 14, 2019	By:	/s/ Julie N. Shamburger
Julie N. Shamburger, CPA
Senior Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)